Exhibit 23.3

Independent Registered Public Accounting Firm’s Consent

We consent to the use in this Registration Statement on Form S-1 of our report dated April 21, 2025 relating to the financial statements for the year ended December 31, 2024 and related notes of Semnur Pharmaceuticals, Inc. (Legacy Semnur/ now known as Semnur Inc.) appearing in this Registration Statement on Form S-1.

/s/ Pipara & Co LLP

New Delhi, India

October 21, 2025

New York Office: 1270, Ave of Americas, Rockefeller Center, FL7, New York – 10020, USA +1 (646) 387 - 2034	Corporate Office: “Pipara Corporate House” Near Bandhan Bank Ltd., Netaji Marg, Law Garden, Ahmedabad - 380006	Dubai Office: 1011, B-Block, Mazaya Centre, Sheikh Zayed Rd - Al Wasl - Dubai -UAE	Mumbai Office: #3, 13th floor, Tradelink, ‘E’ Wing, A - Block, Kamala Mills, Senapati Bapat Marg, Lower Parel, Mumbai - 400013	Delhi Office: Green Park Desq Work, Gate No. 1, 49/1 Yusuf Sarai, Nr. Green Park Metro Station, Delhi - 110016	Hyderabad Office: 509, Sandhya Techno - 1, Opp. KIMS Hospital, Raidurgam, Hyderabad Telangana, India, 500036

naman@pipara.com	T: + 91 79 40 370370	info@pipara.com	E: pipara@pipara.com	chintan.jain@pipara.com	sharyansh.ranka@pipara.com